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                                                                   Exhibit 23.1


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-52543, Form S-8 No. 33-52545, Form S-8 No. 33-54229, Form S-8
No. 33-56857, Form S-8 No. 33-56861, Form S-8 No. 33-61399, Form S-8 No.
33-20431, Form S-8 No. 333-25865, Form S-3 No. 333-93901 and Form S-4 No.
333-93903) pertaining to the Non-Employee Director Stock Option Plan, Management Incentive Program, LTV Steel Group Employee Stock Ownership Plan, Non-Employee Directors' Equity Compensation Plan, The Hourly Employee Stock Payment Alternative Plan, Non-Qualified Stock Option Plan for Certain Key Executives of Continental Emsco Company, Salaried Employee Stock Option Plan, The LTV Corporation Amended and Restated Management Incentive Program, Prospectus of 1,600,000 shares of 8-1/4% Series A Cumulative Convertible Preferred Stock and Prospectus of 11-3/4% Senior Exchange Notes Due 2009, respectively, of The LTV Corporation of our report dated January 30, 1999 (except for Note 5, to which the date is May 31, 1999) with respect to the combined financial statements of Copperweld Corporation and Copperweld Canada Inc. included in this Current Report (Form 8-K/A).



                                                          /s/ Ernst & Young LLP


Pittsburgh, Pennsylvania
January 24, 2000